Exhibit 99.1

Media Relations: Leslie Moore	Investor Relations: Kathleen Nemeth
Juniper Networks	Juniper Networks
(408) 936-5767	(408) 936-8687
llmoore@juniper.net	kbnemeth@juniper.net

JUNIPER NETWORKS ANNOUNCES PRELIMINARY THIRD QUARTER 2017

FINANCIAL RESULTS AND DATE OF CONFERENCE CALL AND WEBCAST

SUNNYVALE, Calif., October 11, 2017 – Juniper Networks (NYSE: JNPR), an industry leader in automated, scalable and secure networks, today provided certain preliminary estimated financial results for the fiscal third quarter ended September 30, 2017.

Revenue for the third quarter of 2017 is now expected to be in the range of $1,250 million to $1,260 million, below the Company’s previous guidance of $1,290 million to $1,350 million, primarily due to lower than expected revenue in our cloud vertical.

The Company now expects non-GAAP net income per diluted share of $0.54 to $0.56, compared to the Company’s previous guidance of $0.55 to $0.61 per diluted share.

The above information is preliminary and subject to completion of quarter-end financial reporting processes and review.

“We are confident in our company strategy, product roadmap and strong positioning with our cloud provider customers as we continue to navigate and disrupt a very dynamic industry. Although we are disappointed in our lower than anticipated revenue, we remain focused on operational excellence, cost efficiencies, and delivering long-term, sustainable growth,” stated Rami Rahim, Chief Executive Officer of Juniper Networks.

Conference Call Webcast for Third Quarter 2017 Financial Results

Juniper Networks will release full preliminary third quarter financial results on Tuesday, October 24, 2017 after the close of the market. The Company’s senior management will host a conference call that day at 2:00 pm PT.

To listen to the conference call, the toll free dial-in number is 877-407-8033, international callers dial +1-201-689-8033. Please dial in ten minutes prior to the scheduled conference call time. The call will also be webcast live and archived on the Investor Relations section of the Company’s website at http://investor.juniper.net.

About Juniper Networks

Juniper Networks (NYSE: JNPR) challenges the status quo with products, solutions and services that transform the economics of networking. Our team co-innovates with our customers and partners to deliver automated, scalable and secure networks with agility, performance and value. Additional information can be found at Juniper Networks (www.juniper.net) or connect with Juniper on Twitter and Facebook.

Investors and others should note that the Company announces material financial and operational information to its investors using its Investor Relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the Twitter account @JuniperNetworks and the Company’s blogs as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD. The social media channels that the Company intends to use as a means of disclosing information described above may be updated from time to time as listed on the Company’s Investor Relations website.

Juniper Networks, the Juniper Networks logo and Junos are registered trademarks of Juniper Networks, Inc. and/or its affiliates in the United States and other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements

As the Company has not completed its quarter-end fiscal close and its review and analysis of the quarter ended September 30, 2017, statements in this release concerning Juniper Networks’ expected revenues and non-GAAP net income per diluted share for the quarter ended September 30, 2017 are estimated and preliminary and, therefore, may change. In addition, statements regarding the Company’s strategy and focus on operational excellence and cost efficiencies and overall future prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including, but not limited to: potential differences between Juniper Networks’ preliminary results and the final results for the quarter ended September 30, 2017 as a result of the completion of financial reporting processes and review; general economic and political conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending and spending by communication service providers and major customers, including Cloud providers; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints, changes or disruptions; availability of key product components; ability to establish and maintain relationships with distributors, resellers and other partners; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation settlements and resolutions; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Use of Non-GAAP Financial Measures

This press release contains statements as to expectations for net income per diluted share that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Because the Company has not completed its financial reporting and review processes for the quarter ended September 30, 2017, GAAP net income per diluted share for the period ended September 30, 2017 is not currently available. Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations.

All forward-looking non-GAAP measures exclude estimates for amortization of intangible assets, share-based compensation expenses, acquisition-related charges, restructuring charges, impairment charges, litigation settlement and resolution charges, supplier component remediation charges, gain or loss on equity investments, retroactive impact of certain tax settlements, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions, divestitures, or joint ventures that may occur in the period. Juniper is unable to provide a reconciliation of non-GAAP guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. For example, share-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. Amortization of intangible assets is significantly impacted by the timing and size of any future acquisitions. The items that are being excluded are difficult to predict and a reconciliation could result in disclosure that would be imprecise or potentially misleading. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically and may continue to vary significantly from quarter to quarter.

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